UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021 (November 8, 2021)

GUSKIN GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-171636	27-1989147
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4500 Great America Parkway, PMB 38, Ste 100

Santa Clara, CA 95054

 (Address of principal executive offices, Zip Code)

(408) 766-1511

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

GUSKIN GOLD CORP.

Form 8-K

Current Report

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2021, Guskin Gold Corp.’s (the “Company”) accepted the resignation of the current President, Secretary and member of the Company’s Board of Directors, Mr. Edward Somuah. The Resignations were not the result of any disagreements between Mr. Somuah and the Corporation relating to the Corporation's operations, policies, or practices. Concurrently, with the resignation of Mr. Somuah, the Company appointed Ms. Naana Asante (“Ms. Asante”), the Company’s current CEO and member of the Board of Directors, to serve as President and Secretary until the next annual meeting of the Corporation or until her respective successor is duly appointed. Such appointment shall become effective as of the Effective Date.

Additionally, effective November 10, 2021, the Company’s Board of Directors ratified and appointed Mr. Samuel Andrews to serve as a member of the Company’s Board of Directors until the next annual meeting of the Corporation or until his respective successor is duly appointed.

Appointment of Mr. Andrews as Member of the Board of Directors

Biography - Mr. Samuel “Jojo” Andrews, Esq.

Mr. Andrews has worked both as a private legal practitioner, a corporate law specialist, and a consultant in law, commerce, and investment. He is the founder and Managing Director of Blackwood Legal Services in Ghana, Africa, with local and international clients from Europe, China, the United States and South America including Huawei, Samsung, Lavilla Hotel, China Geo Engineering, Hongtai Mining, TRAC Oil and Gas, Harvest Commodities International, I-Banking Ghana, Azuke Energy, the China News Agency (XIn Hua) and the Managing Director of the Agricultural Development Bank (ADB). Since 2008, Mr. Andrews has represented Huawei Technologies and been a supervisor for all legal affairs in Cameroun, Gabon, Kenya, and in Central Africa. Mr. Andrews brings extensive expertise in matters of Ghana corporate, compliance and regulatory law; mining, real-estate, and property law; investment, commercial transactions, and international business, and mergers and acquisitions. Mr. Andrews holds a Bachelor of Arts from the University of Ghana, an LLB from the University of Ghana and a Barrister at Law from Ghana School of Law in 2006. Mr. Andrews is currently working on his MBA from the University of Ghana business school.

Mr. Andrews has no family relationship with any director or executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no related party transactions as of the date hereof between Mr. Andrews and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On November 10, 2021, the Company issued a press release announcing the executive transition discussed above in Item 5.02. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as will be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, dated November 10, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

November 10, 2021	GUSKIN GOLD CORP.

/s/ Naana Asante
Name: Naana Asante
Title: Chief Executive Officer

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